    As filed with the Securities and Exchange Commission on August 16, 2002

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                    ---------

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          RELIANT ENERGY, INCORPORATED

                                    ---------

             (Exact name of registrant as specified in its charter)


               TEXAS                                      74-0694415
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)
          1111 LOUISIANA
          HOUSTON, TEXAS                                     77002
  (Address of principal executive                         (Zip Code)
             offices)



                          RELIANT ENERGY, INCORPORATED
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                 Hugh Rice Kelly
        Executive Vice President, General Counsel and Corporate Secretary
                                 1111 Louisiana
                              Houston, Texas 77002
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 207-3000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                                PROPOSED       PROPOSED
                                                                MAXIMUM        MAXIMUM
                                                                OFFERING       AGGREGATE      AMOUNT OF
          TITLE OF SECURITIES             AMOUNT TO BE           PRICE         OFFERING      REGISTRATION
           TO BE REGISTERED                REGISTERED         PER SHARE(1)     PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------
Common Stock, without par value         10,000,000 shares     $10.73           $107,300,000   $9,871.60
---------------------------------------------------------------------------------------------------------
Preference Stock Purchase Rights(2)     10,000,000 rights         (3)             (3)            (3)
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low prices of the Common Stock of Reliant Energy, Incorporated as reported on The New York Stock Exchange Composite Tape on August 9, 2002.

(2) Each share of Common Stock to be registered includes one associated Preference Stock Purchase Right.

(3) No separate consideration is payable for the Preference Stock Purchase Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

===============================================================================

                             INTRODUCTORY STATEMENT

                  Reliant Energy, Incorporated (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to its common stock, without par value, and associated rights to purchase its Series A preference stock, without par value (such common stock and associated rights are collectively referred to in this Registration Statement as the "Common Stock"), issuable pursuant to the terms of the Reliant Energy, Incorporated 1994 Long-Term Incentive Compensation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by the Company (File No. 1-3187) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended by the Company's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2001, as filed with the Commission on July 5, 2002;

                  (2) the Company's Current Report on Form 8-K dated December 18, 2001, as filed with the Commission on January 11, 2002;

                  (3) Item 5 of the Company's Current Report on Form 8-K dated February 5, 2002, as filed with the Commission on February 5, 2002;

                  (4) the Company's Current Report on Form 8-K dated March 5, 2002, as filed with the Commission on March 6, 2002;

                  (5) Item 5 of the Company's Current Report on Form 8-K dated March 15, 2002, as filed with the Commission on March 15, 2002;

                  (6) the Company's Current Report on Form 8-K dated April 5, 2002, as filed with the Commission on April 8, 2002;

                  (7) Item 5 of the Company's Current Report on Form 8-K dated April 29, 2002, as filed with the Commission on April 29, 2002;

                  (8) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

                  (9) the Company's Current Report on Form 8-K dated July 5, 2002, as filed with the Commission on July 5, 2002;

                  (10) the Company's Current Report on Form 8-K dated July 12, 2002, as filed with the Commission on July 15, 2002;

                  (11) Item 5 of the Company's Current Report on Form 8-K dated July 25, 2002, as filed with the Commission on July 25, 2002;

                  (12) Item 5 of the Company's Current Report on Form 8-K dated July 31, 2002, as filed with the Commission on August 1, 2002;

                  (13) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002; and

                  (14)     the description of the Common Stock contained in
                           Exhibit 99(b) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed for the purpose of updating the description of the Common Stock contained in Item 4 of the Company's registration statement on Form 8-B, as filed with the SEC on July 30, 1997 under a prior name, Houston Lighting & Power Company.

                  All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article 2.02. A. (16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

                  Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) transactions from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided for by statute, and (v) acts relating to unlawful stock repurchases or payments of dividends.

                  Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

                  See "Item 9. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8. EXHIBITS.

                  The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                               Report or          SEC File or
Exhibit                                                      Registration         Registration      Exhibit
Number                 Document Description                   Statement             Number         Reference
------                 --------------------                  ------------         ------------     ---------
 4.1*   --   Restated Articles of Incorporation of        Form 10-K for the          1-3187           3(a)
             the Company (restated as of September        year ended
             1997)                                        December 31, 1997

 4.2*   --   Amendment to the Company's Restated          Form 10-Q for the          1-3187           3(b)
             Articles of Incorporation (as of May 5,      quarter ended
             1999)                                        March 31, 1999

 4.3*   --   Amended and Restated Bylaws of the           Form 10-Q for the          1-3187            3
             Company (adopted on May 3, 2000)             quarter ended
                                                          March 31, 2000

 4.4*   --   Form of Amended and Restated Rights          Registration             333-11329        4(b)(1)
             Agreement dated August 6, 1997 between       Statement on
             the Company and Chase Bank of Texas,         Form S-4
             National Association, as Rights Agent,
             including Form of Statement of
             Resolution Establishing Series of Shares
             designated Series A Preference Stock and
             Form of Rights Certificate

 4.5*   --   Amendment No. 1 to Rights Agreement,         Form 10-Q for the         1-3187              4
             dated as of May 8, 2000, between the         quarter ended
             Company and Chase Bank of Texas,             March 31, 2000
             National Association, as Rights Agent

 4.6*   --   Reliant Energy, Incorporated 1994            Form 10-Q for the         1-3187            10.6
             Long-Term Incentive Compensation Plan        quarter ended
             (the "Plan")                                 June 30, 2002

 4.7*   --   Form of Stock Option Agreement for           Form 10-Q for the         1-3187            10.7
             non-qualified options granted under the      quarter ended
             Plan                                         June 30, 2002

 5.1    --   Opinion of Baker Botts L.L.P.

23.1    --   Consent of Deloitte & Touche LLP

23.2    --   Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1    --   Power of Attorney (included on the
             signature page to this Registration
             Statement)

---------
* Incorporated herein by reference as indicated.

ITEM 9.  UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on August 14, 2002.

                            RELIANT ENERGY, INCORPORATED
                            (Registrant)



                            By: /s/ R. Steve Letbetter
                                -----------------------------------------------
                                    R. Steve Letbetter,
                                    Chairman, President and Chief Executive
                                    Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Steve Letbetter, Mark M. Jacobs, Hugh Rice Kelly, David M. McClanahan and Scott E. Rozzell, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                        Title                      Date
       ---------                        -----                      ----
                              Chairman, President, Chief      August 14, 2002
/s/ R. Steve Letbetter        Executive Officer and
-------------------------     Director (Principal
(R. Steve Letbetter)          Executive Officer and
                              Director)

                              Executive Vice President        August 14, 2002
/s/ Mark M. Jacobs            and Chief Financial Officer
-------------------------     (Principal Financial
(Mark M. Jacobs)              Officer)


                              Senior Vice President and       August 14, 2002
/s/ Mary P. Ricciardello      Chief Accounting Officer
-------------------------     (Principal Accounting
(Mary P. Ricciardello)        Officer)

       Signature                        Title                      Date
       ---------                        -----                      ----
/s/ Milton Carroll            Director                        August 14, 2002
-------------------------
(Milton Carroll)

/s/ John T. Cater             Director                        August 14, 2002
-------------------------
(John T. Cater)


/s/ O. Holcombe Crosswell     Director                        August 14, 2002
-------------------------
(O. Holcombe Crosswell)


/s/ Robert J. Cruikshank      Director                        August 14, 2002
-------------------------
(Robert J. Cruikshank)


/s/ T. Milton Honea           Director                        August 14, 2002
-------------------------
(T. Milton Honea)

/s/ Laree E. Perez            Director                        August 14, 2002
-------------------------
(Laree E. Perez)

                                INDEX TO EXHIBITS


                                                               Report or          SEC File or
Exhibit                                                      Registration         Registration      Exhibit
Number                 Document Description                   Statement             Number         Reference
------                 --------------------                  ------------         ------------     ---------
 4.1*   --   Restated Articles of Incorporation of        Form 10-K for the          1-3187           3(a)
             the Company (restated as of September        year ended
             1997)                                        December 31, 1997

 4.2*   --   Amendment to the Company's Restated          Form 10-Q for the          1-3187           3(b)
             Articles of Incorporation (as of May 5,      quarter ended
             1999)                                        March 31, 1999

 4.3*   --   Amended and Restated Bylaws of the           Form 10-Q for the          1-3187            3
             Company (adopted on May 3, 2000)             quarter ended
                                                          March 31, 2000

 4.4*   --   Form of Amended and Restated Rights          Registration             333-11329        4(b)(1)
             Agreement dated August 6, 1997 between       Statement on
             the Company and Chase Bank of Texas,         Form S-4
             National Association, as Rights Agent,
             including Form of Statement of
             Resolution Establishing Series of Shares
             designated Series A Preference Stock and
             Form of Rights Certificate

 4.5*   --   Amendment No. 1 to Rights Agreement,         Form 10-Q for the         1-3187              4
             dated as of May 8, 2000, between the         quarter ended
             Company and Chase Bank of Texas,             March 31, 2000
             National Association, as Rights Agent

 4.6*   --   Reliant Energy, Incorporated 1994            Form 10-Q for the         1-3187            10.6
             Long-Term Incentive Compensation Plan        quarter ended
             (the "Plan")                                 June 30, 2002

 4.7*   --   Form of Stock Option Agreement for           Form 10-Q for the         1-3187            10.7
             non-qualified options granted under the      quarter ended
             Plan                                         June 30, 2002

 5.1    --   Opinion of Baker Botts L.L.P.

23.1    --   Consent of Deloitte & Touche LLP

23.2    --   Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1    --   Power of Attorney (included on the
             signature page to this Registration
             Statement)

---------

* Incorporated herein by reference as indicated.